As filed with the Securities and Exchange Commission on June 23, 2021;

Registration No. ________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

BRANDED LEGACY, INC.

(Name of issuer in its charter)

Utah	2080	81-4210642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

250 National Pl., #162

Longwood, FL 32750

(407) 377-6693

(Address and telephone number of principal executive offices)

VCORP SERVICES, LLC

2005 E 2700 S STE 200

Salt Lake City, UT 84109

(888) 528-2677

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rdFloor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.00001 par value per share	20,000,000	$0.10	$2,000,000	$218.20

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2) The fee is calculated by multiplying the aggregate offering amount by 0.0001091, pursuant to Section 6(b) of the Securities Act of 1933.

In accordance with Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 23, 2021

PRELIMINARY PROSPECTUS

20,000,000 Shares of Common Stock

BRANDED LEGACY, INC.

Branded Legacy, Inc. (“BLEG” or the “Company”) is offering a maximum of 20,000,000 shares of our common stock at $0.10 per share (the “Shares”), in a best effort, direct public offering, by our officer and director for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Our common stock is quoted on the OTC Markets (“OTC”) quotation system, operated by OTC Markets Group, Inc., and trades on the OTCQB market under the symbol “BLEG”. As of June 23, 2021, the last reported sale price for our common stock was approximately $0.10 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTC, there has been limited trading volume. There is no guarantee that an active trading market for our common stock will grow.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2021.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock of Branded Legacy, Inc. (referred to herein as “we,” “our,” “us,” “BLEG” or the “Company”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

THE COMPANY

Our Business

Branded Legacy, Inc. is a Utah corporation. In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. On March 14, 1986, Vencor Corporation was merged into Blue Ridge, Inc. Under the terms of the merger, the combined entity changed its name to Vencor International, Inc. In October of 1999, Vencor changed its name to Regal Apparel Group, Inc. On March 29, 2003, the Company changed its name back to Vencor International, Inc. In Mid-2003, ACCUDX became part of Vencor. ACCUDX was a development stage company offering at-home testing for HIV and Hepatitis C.

October 1, 2008 Vencor International, Inc entered into a Financing Agreement with Leisureworks Group, LLC a Nevada LLC. Vencor entered into an “Asset Financing Agreement” the purchase amount was $1,500,000 included in the agreement was the company name Leisureworks Group, LLC and is administered as such. The purchase price was for brand label value of “Robeworks” and “Leisureworks” plus inventory and equipment. November 11, 2008 Leisureworks Group, LLC entered into an agreement with Victiore, LLC to sell the rights of the Robeworks brand label, its inventory and customer list for $575,600. Victiore, LLC paid $175,600 as a down payment and Leisureworks Group, LLC carried a $400,000 note at 6% interest per annum.

On August 10, 2015 PLAD, Inc. purchased Controlling Interest in Vencor International, Inc. and merged PLAD, Inc., into the Company. PLAD’s goal was to eliminate the possibility of back injuries from performing non-emergent lift assists that are performed daily by firefighters, E.M.S. personnel, Assisted Living personnel, Nursing Home personnel, and home health workers. On November 5, 2015 the Company announced that it had changed its name to PLAD, Inc. and will now be trading under the stock symbol PLAD.

On October 5, 2016, the Company changed its name to Elev8 Brands, Inc. and its symbol to “VATE.” Elev8 Hemp LLC markets a premium hemp seed coffee blend and health care products including hemp coffee, hemp tea, and hemp-based skin care products. Zoe CBD, LLC is a wholly-owned subsidiary of Elev8 Brands, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures (300mg, 500mg and 1,000mg water soluble), CBD Lotion, CBD Salve and CBD CryoGel. Blessed Bean Coffee, LLC is a wholly-owned subsidiary of Elev8 Brands, Inc. which is a private label roaster based out of Longwood, FL that was founded in 2005 and was acquired by Elev8 Brands, Inc. in January of 2019.

On October 21, 2016 the Company announced it has acquired all of the membership interest in Elev8 Hemp LLC from Kona Gold Solutions, Inc.in exchange for Two Hundred Thousand Dollars ($200,000), to be paid in a combination of stock and cash. As part of the transaction Mr. Scott Forsythe resigned from all positions with the Company and Mr. Ryan Medico became the new Chief Executive Officer as well as sole director. On July 30, 2020 Ryan Medico resigned from CEO of Branded Legacy, Inc. and all positions held with the Company. Ryan Medico has been removed from the board of directors as well. Jermain Strong has stepped into this role as Chief Executive Officer of Branded Legacy, Inc.

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On March 31, 2020 Elev8 Brands, Inc. exercised its exit clause from the acquisition of Blessed Bean Coffee, LLC. Blessed Bean Coffee is no longer a subsidiary of Elev8 Brands, Inc.

On April 17, 2020, the Company changed its name to Branded Legacy, Inc. On May 22, 2020, the Company completed a 1 for 300 reverse stock split of its common stock and changed its symbol to “BLEG.” Elev8 Hemp, LLC and Zoe CBD, LLC continue to be a wholly owned subsidiary of Branded Legacy, Inc.

Our Office

The Company leases its corporate office space located at 250 National Pl 162, Longwood, FL 32750 and has signed an agreement with a duration from March 1, 2019 through June, 2021. The monthly fixed rate is $2,142.65.

Our Website

Our Internet address is www.elev8hemp.com and www.zoecbd.com. Information contained on our website is not part of this prospectus.

Organization & Description of Business

Branded Legacy, Inc. specializes in the development and marketing of products for the fitness and wellness markets. The company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers. Elev8 Hemp LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee and hemp tea. Zoe CBD, LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures (300mg, 500mg and 1,000mg water soluble), CBD Lotion, CBD Salve and CBD CryoGel.Blessed Bean Coffee, LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which is a private label roaster based out of Longwood, FL that was founded in 2005.

Elev8 Hemp, LLC, Zoe CBD, LLC and Blessed Bean Coffee, LLC are all owned by Branded Legacy, Inc. All Companies are included in this disclosure statement.

In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. In 2016 the entity changed its name to Branded Legacy, Inc.

The Nature of Products or Services Offered.

All products are developed and marketed to bring the highest quality hemp and CBD into everyday consumable products. The Company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers. The Company focuses on the development and marketing of hemp-based beverages, and health care products including hemp coffee, hemp tea, CBD infused ready to drink coffee and CBD infused ready to drink iced teas. Zoe CBD, LLC focuses on the development and marketing of the highest quality CBD Products such as CBD Tinctures (300mg, 500mg and 1,000mg), CBD Lotion, CBD Salve and CryoGel.The products are distributed out of our warehouse and through Amazon Prime. All publicly announced products have been developed and are currently being sold in brick and mortar location as well as online.

Competition

Elev8’s products have entered an already crowded market, but with premium branding, the Company’s strategy is to capture an upscale market which will filter down.

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Suppliers

The Company’s suppliers are Blessed Bean Coffee, LLC, Coffee Masters, LLC, Nuts.com, Splendid Natural, and Pure Health Products, LLC.

Distributors

Kelly Distribution

MJ Distro

One Love

Northwest Hemp

Legacy Distribution

Trident Distributors

McLain Dist

Northstar Exposure

Tappy

Synergy Distribution

Outwest505

Spigel Distribution

Sunshine State Distributing

RainDrop Distributors

Organic Distribution

BS Distribution

Endeavor Imports, Inc

Green Acres Organic Pharms

Intellectual Property

The Company has secured intellectual property rights to the Elev8 Hemp hemp coffee recipe. Additionally, the Company currently has two pending trademarks a. Elev8 Hemp text trademark; and Elev8 Hemp logo trademark.

Recent Developments

In January 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”) that originated in Wuhan, China and generated significant risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our consumer demand, sales, and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our consumers and employees, all of which are uncertain and cannot be predicted. Management is actively monitoring this situation and potential impacts on our financial condition, liquidity, and results of operations. See “Risk Factors” for additional information regarding certain risks associated with the COVID-19 pandemic.

Government Regulation

The Company has no pending approvals from government on any products.

Employees

The Company has two full-time employees.

How to Obtain our SEC Filings

We will file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

Corporate Information

Our investor relations department can be contacted at our principal executive office at 250 National Pl., #162, Longwood, FL 32750. Our phone number is (407) 377-6693. Our website is www.elev8hemp.com.

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Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. The transfer agent’s telephone number is (801) 274-1088.

The Terms of the Offering

Securities Being Offered:	20,000,000 shares of Common Stock.

Offering Period:	The offering will conclude when all of the 20,000,000 shares of common stock have been sold or 180 days from the date of this prospectus, whichever occurs earlier. We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Currently Issued And Outstanding:	83,721,816 shares of our Common Stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	103,721,816 shares of Common Stock.

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds.

Financial Summary

As a “smaller reporting company,” we are not required to provide the information in this Item.

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RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

General Risks

Federal law prohibits the use of cannabis for the purposes in which the Company may engage.

Former President Donald Trump signed the United States 2018 Farm Bill into law on December 20, 2018. This Bill includes some cannabis provisions which removed Hemp from the federal definition of marijuana and permitted the cultivation of Hemp throughout the United States and allows cultivators to receive federal crop insurance. Senator Mitch McConnell lead the effort to get this bill enacted into law noting that hemp has “growing economic potential” for American farmers.

As of the date of this prospectus, the policy and regulations of the Federal government and its agencies are that cannabis have no benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law with exception that Adult-use of the Products is permitted under some of the state law like Nevada, Colorado and California, which is recently legalized. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the ability of Company to develop its business plan even though it is allowed by state regulation in the various states in which Company intends to operate. Company’s current and short-term business plan involves research and development in the growing and processing of cannabis products for both medicinal and adult-use purposes and in obtaining state licenses for the production, cultivation, manufacture, distribution and sale of cannabis products. Company’s long-term business plan is to operate within the parameters of any state licenses obtained, which activities we believe will violate federal laws as presently constituted. If Company is successful in obtaining state licenses and operating pursuant to those licenses and if federal law does not change, we believe Company will at that time be in violation of federal law. If at that time the federal laws are enforced, it is likely the business will be significantly, adversely affected, as will hundreds of other businesses around the country and investors in this offering will lose their investments.

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Our Brands and Products

Our brand and product strategy centers on developing a broad-based portfolio of differentiated cannabis brands and products designed to appeal to diverse sets of consumers. These brands and products will be tailored to comply with all requirements we expect to accompany adult-use legalization, such as the inclusion of health warnings on labels and restrictions on marketing.

Our Operations

We are building a national supply chain and distribution network to capitalize on the beverage market and the anticipated adult-use market in US. This may not materialize as expected.

Supply agreements.

We have agreements to supply certain states with CBD products, subject to the adoption of authorizing legislation. To date we have entered into definitive agreements to supply eighteen distributors with our products. Therefore, our business is materially dependent on the ability of our partners to perform.

Direct-to-consumer.

We have a direct-to-consumer, or DTC, component of our sales, through our website, that are not made under supply agreements with corporations and private retailers. This makes a large portion on our business reliant on the speed and availability of our website and the ability of the Company to meet orders.

Due to our involvement in the regulated cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors’ and officers’ insurance, is more difficult for us to find and more expensive, because we are in the regulated cannabis industry. While the Company currently has all of the insurance required to operate, there are no guarantees that we will be able to keep such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

We cannot predict every event and circumstance that may affect our business, and therefore, the risks and uncertainties discussed herein may not be the only ones you should consider.

We are not an expert in the cannabis industry. Therefore, as we commence the operation of our business, we may encounter risks of which we are not aware at this time, which could have a material adverse impact on our business.

Risks Related to Our Business

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we are in the CBD business. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the cannabis industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

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Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to acquire properties for the use in the cultivation and production of cannabis. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all of the above factors and will also be affected by our future financial position, results of operations and cash flows. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

Additionally, many of our employees, including members of our management team, have been working remotely as a result of the closure of our offices and warehouses in compliance with local and state regulations in response to the COVID-19 pandemic. If our operations or productivity become, or continue to be, impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, which may negatively impact our business, financial condition, and cash flow. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock on the OTCQB.

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Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;

●	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

●	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

●	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Risks Related to Regulation

Current favorable state or local laws relating to cultivation and production of cannabis may be modified or eliminated in the future which may have adverse impact to the cannabis industry.

We are dependent on the state-licensed cultivators and producers of cannabis. Relevant state or local laws may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws permitting cultivation and production of cannabis. Any changes in state or local laws that reduce or eliminate the ability to cultivate and produce cannabis would depress our business. In addition, we would realize an economic loss from such change of the regulations.

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding CBD would likely result in our inability to execute our business operation.

Cannabis is a Schedule I controlled substance under the CSA (The Controlled Substances Act). Even in those jurisdictions in which the manufacture and use of cannabis has been legalized at the state level, the possession, use and cultivation all remain violations of federal law that are punishable by imprisonment and substantial fines. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis. Therefore, were the federal government to strictly enforce federal law regarding cannabis, doing so would likely result in our inability to execute our business operation.

The U.S. Department of Justice, under the Obama administration, issued memoranda, including the so-called “Cole Memo” on August 29, 2013, characterizing enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of cannabis products as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. In the “Cole Memo,” the U.S. Department of Justice provided guidance to all federal prosecutors indicating that federal enforcement of the CSA against cannabis-related conduct should be focused on eight priorities, which are to prevent: (1) distribution of cannabis to minors; (2) revenue from sale of cannabis to criminal enterprises, gangs and cartels; (3) transfer of cannabis from states where it is legal to states where it is illegal; (4) cannabis activity from being a pretext for trafficking of other illegal drugs or illegal activity; (5) violence or use of firearms in cannabis cultivation and distribution; (6) drugged driving and adverse public health consequences from cannabis use; (7) growth of cannabis on federal lands; and (8) cannabis possession or use on federal property.

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In addition, Congress enacted an omnibus spending bill for fiscal year 2016 including a provision prohibiting the U.S. Department of Justice (which includes the DEA) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, is effective only until November 1, 2016 and must be renewed by Congress in subsequent years. In order to extend the prohibition, it must be specifically included in the fiscal year 2017 Commerce, Justice, and Science (CJS) Appropriations bill — the germane bill. Currently, only the Senate version of the fiscal 2017 CJS Appropriations bill includes the prohibition and the House version does not. In USA vs. McIntosh, the United States Court of Appeals for the Ninth Circuit held that this provision prohibits the U.S. Department of Justice from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit’s opinion, which only applies to the states of Alaska, Arizona, Nevada, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the U.S. Department of Justice may prosecute those individuals.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will agree that the cannabis business operation located in such prosecutor’s district do not involve those enumerated in the Cole Memo. There is also no guarantee that the current administration or future administrations will not revise the federal enforcement priorities enumerated in the Cole Memo or otherwise choose to strictly enforce the federal laws governing cannabis production or distribution. Any such change in the federal government’s current enforcement posture with respect to state-licensed cultivation of medical or adult-use cannabis would result in our inability to execute our business operation and we would likely suffer significant losses with respect to our investment in cannabis facilities in the U.S.

The memorandum was rescinded by a one-page memo signed by Attorney General Jeff Sessions on January 4, 2018.[4] Governors and United States Senators from several states including Alaska, California, Colorado, Nevada, New Jersey, Oregon, Vermont and Washington immediately expressed displeasure at the decision.[17]

Legal and political experts expressed varied reactions to Sessions’ 2018 memo. Some said that it would not fundamentally change the existing system, with power to prosecute remaining in the hands of various U.S. Attorneys.[18] Law professor and author Ilya Somin called the decision an “assault on federalism”.[19] Political columnist Jacob Sullum said it could be seen as justified reaction to the Obama Administration’s use of executive actions.[20]

In response to questions posed by Senator Cory Booker, President Biden’s nominee for United States Attorney General, Merrick Garland, stated during February 2021 congressional testimony that he would reinstitute a version of the Cole Memorandum.[21] He reiterated the statement that the Justice Department under his leadership would not pursue cases against Americans “complying with the laws in states that have legalized and are effectively regulating marijuana”, in written responses to the Senate Judiciary Committee provided around March 1.[22]

Laws and regulations affecting the regulated cannabis industry are constantly changing, which could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular state, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to ban certain cannabis activities. Even if these activities are legal under state law, specific cities and counties may ban them. Depending on the laws of other countries, we might not be able to fully realize our potential to generate profit.

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Compliance with environmental laws could materially increase our operating expenses.

There may be environmental conditions associated with properties we acquire of which we are unaware. If environmental contamination exists on properties we acquire, we could become subject to liability for the contamination. Such environmental liability exposure associated with properties we acquire could harm our business, financial condition, liquidity and results of operations.

Risks Related to Our Organization and Structure

We are dependent on our key personnel for our success.

We will depend upon the efforts, experience, diligence, skill and network of business contacts of our senior management team; therefore, our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our senior management team’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

Our senior management team will manage our business portfolio subject to very broad investment or management guidelines and generally will not seek board approval for each investment or management decision.

Our senior management team has broad discretion over the use of proceeds from this offering, and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. Furthermore, currently a substantial portion of the net proceeds of this offering is not specifically committed to any specific projects or business. We will rely on the senior management team’s ability to execute the business plan, subject to the oversight and approval of our board of directors. Our senior management team has limited experience in managing or investing in cannabis facilities. Accordingly, you should not purchase Common Stock of the Company unless you are willing to entrust all aspects of our day-to-day management to our senior management team.

Our board of directors may change our investment or operation objectives and strategies without shareholders’ consent.

Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization, distributions and other material events. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under our Article of Incorporation and Bylaw, our directors generally have a right to vote only on the following matters:

●	the election or removal of director;

●	the amendment of our charter, except that our board of shareholders may amend our charter without shareholders’ approval to:

●	change our name;

●	change the name or other designation or the par value of the Common Stock;

●	increase or decrease the aggregate number of Common Stock that we have the authority to issue;

●	increase or decrease the number of our Common Stock that we have the authority to issue; and

●	effect certain reverse Common Stock splits;

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●	our liquidation and dissolution; and

●	our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory merger or acquisition.

All other matters are subject to the discretion of our board of directors.

Because of our holding company structure, we depend on our subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general and limited liability company interests in our subsidiaries. We conduct, and intend to conduct, all of our business operations through our subsidiaries. Accordingly, our only source of cash to pay our obligations is distributions from our subsidiaries of their net earnings and cash flows. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our shareholders from cash flows from operations. Each of our subsidiaries is or will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as shareholders will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be able to satisfy your claims as shareholders only after all of our and our subsidiaries’ liabilities and obligations have been paid in full.

We may be subject to financial reporting and other requirements for which our accounting and other management systems and resources may not be adequately prepared.

In the future, we may be subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting and, after we are no longer an “emerging growth company,” our independent registered public accounting firm to express an opinion on the effectiveness of our internal controls over financial reporting. To the extent applicable, these reporting and other obligations will place significant demands on our management, administrative, operational, and accounting resources and will cause us to incur significant expenses. We will need to create systems; implement financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective manner, our ability to comply with the financial reporting requirements and other rules that apply to public reporting companies could be impaired. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results.

We have limited intellectual property.

In some companies, the intellectual property is the value of a Company. We have one patent. It is possible that in the future, Company may file the property rights, but we do not see that Company will create any additional property rights in the foreseeable future.

The fact that we have generated operating losses in the past raises doubt about our ability to continue as a going concern.

The Company will generate operating losses before the harvest and sale of the Products. We may have to cover any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the volatile public or private equity markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity. If we cannot raise the funds that we require to continue our business operations, there is a substantial risk that our business will fail.

Your percentage of ownership may become diluted if we issue new Common Stock or other securities.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

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If we are deemed to be subject to Section 280E of the Code because of the business activities of cannabis, the resulting disallowance of tax deductions could cause us to incur additional U.S. federal and state income tax.

Section 280E of the Code provides that, with respect to any taxpayer, no deduction or credit is allowed for expenses incurred during a taxable year “in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of Schedule I and II of the CSA) which is prohibited by federal law or the law of any State in which such trade or business is conducted.” Because cannabis is a Schedule I controlled substance under the CSA, Section 280E by its terms applies to the purchase and sale of cannabis products. If the Service were to take the position that, we are primarily liable under federal law for “trafficking” a Schedule 1 substance (cannabis) under section 280E of the Code or for any other violations of the CSA, the Service may seek to apply the provisions of Section 280E to our company and disallow certain tax deductions, including for employee salaries, depreciation or interest expense.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including shareholders of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

The success of our business plan is dependent upon obtaining state licenses to operate in the cannabis industry which we may or may not be successful in obtaining.

We are in the process of directly or indirectly through subsidiaries, applying for state licenses to operate in the cannabis industry. The application process is extremely competitive, and we may or may not be successful in obtaining one or more licenses. In the event we are not successful in obtaining the licenses applied for or if the approval of the licenses is significantly delayed, we may not be successful in implementing our business plan.

Risks Related to Our Stockholders and Purchasing Shares of Common Stock

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares will only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

If the price of the shares of our common stock falls, we may lose eligibility for quotation on the OTCQB, which could result in investors losing their investment and would prohibit the Company from further accessing the equity line of credit.

Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Starting May 1, 2014, there was continuing eligibility requirements for OTCQB, whereby the price of our common stock can’t fall below $0.01 for thirty consecutive days. If we are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments. More importantly, however, this would prohibit the Company from having further access to the equity line of credit, as quotation on the OTC Pink Sheets is insufficient for any such equity lines of credit.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

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ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

iii.	changes in market valuations of similar companies;

iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

v.	variations in our quarterly operating results;

vi.	fluctuations in related commodities prices; and

vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange or (iii) it is not quoted on the NASDAQ Global Market, or has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Rule 144 sales in the future may have a depressive effect on the company’s stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act of 1933 and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company’s issued and outstanding common stock. There is generally no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under any other exemption from the Securities Act of 1933 if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have depressive effect upon the price of the common stock in any market that may develop.

There may in all likelihood be little demand for shares of our common stock and as a result, investors may be unable to sell at or near ask prices or at all if they need to liquidate their investment.

There may be little demand for shares of our common stock on the over-the-counter market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that it is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company’s securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the securities price. We cannot give investors any assurance that a broader or more active public trading market for the Company’s common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

If our Common Stock becomes subject to a “chill” or a “freeze” imposed by the Depository Trust Company (“DTC”), our stockholders’ ability to sell shares may be limited.

The DTC acts as a depository or nominee for street name shares or stock that investors deposit with their brokers. Although through DTC our Common Stock is eligible for electronic settlement, historically DTC has imposed a chill or freeze on the deposit, withdrawal, and transfer of common stock of issuers whose common stock trades on the OTC Markets. Depending on the type of restriction, it can prevent our stockholders from buying or selling our shares of Common Stock and prevent us from raising money. A chill or freeze may remain imposed on a security for a few days or an extended period. While we have no reason to believe a chill or freeze will be imposed against our Common Stock, if DTC did so, our stockholders’ ability to sell their shares would be limited.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, and statements related to the expected effects on our business on our business from the COVID-19 pandemic, and other similar matters, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $2,000,000 for the Company in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($2,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, BLEG would need $1,000,000 including capital raised in this offering. We anticipate to incur up to $50,000 in offering expenses, $50,000 in SEC reporting and compliance, $750,000 in marketing and advertising, $150,000 in product development, and $300,000 in payroll over the next twelve months. We are also hoping to accrue $700,000 in working capital. However, if we do not raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design and operating and equipment may not be incurred or undertaken. While BLEG hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease BLEG activities altogether.

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$200,000	500,000	1,000,000	1,500,000	2,000,000
Offering Expenses (2)	$50,000	50,000	50,000	50,000	50,000
NET PROCEEDS	$				1,950,000
Legal and Accounting	$50,000	50,000	50,000	50,000	50,000
Marketing & Advertising	$40,000	158,000	355,000	552,000	750,000
Products (3)	$8,000	31,000	71,000	111,000	150,000
Payroll(3)	$16,000	64,000	142,000	221,000	300,000
Working Capital (4)	$36,000	147,000	332,000	516,000	700,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of BLEG Inc. and the offering of the Shares including marketing and sales costs. While we anticipate that the total offering expenses will be $50,000. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

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(3) If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken.

(4) If less than 1% of the shares are sold the cost of the offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $0.10 per share was determined based upon a discount to the current market price. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock, as well as the current market price of our common stock. We are offering for sale up to 20,000,000 shares of common stock with the proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 83,721,816 issued and outstanding shares of Common Stock on May 7, 2021, our net tangible book value per share was $.0007 per share.

After giving effect to the sale of the maximum of 20,000,000 Shares being offered in this offering, at $0.10 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $.0002 per share.

The following table illustrates the pro forma per share dilution described above assuming 20,000,000 shares are sold:

Shares Sold

Offering Price per share	$0.10

Net tangible book value per share before the offering	$.0007

Pro forma net tangible book value per share after the offering	$.0005

Dilution per share to new investors	$.0002

After giving effect to the sale of 75% of the Shares (15,000,000) shares being offered in this offering, at $0.10 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $.00013 per share.

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The following table illustrates the pro forma per share dilution described above assuming 15,000,000 shares are sold:

Shares Sold

Offering Price per share	$0.10

Net tangible book value per share before the offering	$.0007

Pro forma net tangible book value per share after the offering	$.00057

Dilution per share to new investors	$.00013

After giving effect to the sale of 50% of the Shares (10,000,000 shares) being offered in this offering, at $0.10per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $.0001 per share.

The following table illustrates the pro forma per share dilution described above assuming 10,000,000 shares are sold:

Shares Sold

Offering Price per share	$0.10

Net tangible book value per share before the offering	$.0007

Pro forma net tangible book value per share after the offering	$.0006

Dilution per share to new investors	$.0001

After giving effect to the sale of 25% of the Shares (5,000,000 shares) being offered in this offering, at $0.10 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $.00006 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold:

Shares Sold

Offering Price per share	$0.10

Net tangible book value per share before the offering	$.0007

Pro forma net tangible book value per share after the offering	$.00064

Dilution per share to new investors	$.00006

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PLAN OF DISTRIBUTION

The Company is offering up to a total of 20,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $0.10 per share. The offering will terminate 180 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 20,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $50,000.

We will sell the shares in this offering exclusively through our Chief Executive Officer. He will receive no commission from the sale of any shares by the Company. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Jermain Strong may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) he will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Mr. Strong will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Mr. Strong shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

1.	Execute and deliver a subscription agreement, and

2.	Deliver a check or certified funds to the Company. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of the applicable seller.

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All checks for subscriptions must be made payable to “Branded Legacy, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BLEG accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the prospectus of which this prospectus is a part. Exhibit 3.3 describes the rights of the Series A, D and E preferred stock in detail.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is Nine Hundred Sixteen Million (916,000,000) shares of capital stock, consisting of Nine Hundred Million (900,000,000) shares of Common Stock, $0.00001 par value and Twenty Million (20,000,000) shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Indebtedness.

As of the date of this prospectus, with the exception of approximately $1,699,156 in payables and debt obligations owed by the Company as of December 31, 2020. Of these obligations, $1,500,000 is a long-term liability which payments do not begin until 2029. The breakdown of these debts is as follows:

Accounts Payable	$42,979
Payroll Liabilities	$626
Lease Liability	$4,500
Promissory Note	$69,250
Long-term Liabilities	$1,500,000
Government Loan	$81,800

Common Stock

As of the date of this prospectus, the Company had 88,722,816 shares of Common Stock issued and outstanding.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

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Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, the following are authorized and issued and outstanding: 2,500,000 shares of the Preferred Series A, par value $0.0001 per share, of which as of the date hereof 2,500,000 shares are issued and outstanding, 7,500,000 shares of the Preferred Series B, par value $0.0001 per share, of which as of the date hereof 0 shares are issued and outstanding, 0 shares of the Preferred Series C, par value $0.0001 per share, of which as of the date hereof 0 shares are issued and outstanding, 6,200,000 shares of the Preferred Series D, par value $0.0001 per share, of which as of the date hereof 1,306,681 shares are issued and outstanding and 3,800,000 shares of the Preferred Series E, par value $0.0001 per share, of which as of the date hereof 3,800,000 shares are issued and outstanding. There are 1,880,000 preferred shares that are undesignated.

Common Shares are not eligible to receive a dividend. Common shareholders have the right to one vote common share. Preferred A converts on a one to one basis. Preferred B converts on a ten to one basis. Series A Preferred Stock shall have the right to have one vote per each share of Series A Preferred Stock that is held. Series B Preferred Stock shall have the right to have one vote per each share of Series B Preferred Stock that is held. Neither Preferred Series A Stock or Preferred Series B Stock are eligible to receive dividends. The holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock have the same liquidation rights as the holders of the Company’s Common Stock. Preferred D Stock have the same liquidation rights as the holders of the Company’s Common Stock. Series D Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series D Preferred Stock and the holders of Common Stock and other series of the Company’s preferred stock shall vote together as a single class. At the Conversion Time, each share of Series D Preferred Stock subject to conversion shall be convertible into 60 shares of Common Stock. Preferred E Stock Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company’s Common Stock. Conversion Formula. At the Conversion Time, each share of Series E Preferred Stock subject to conversion shall be convertible into 30 shares of Common Stock. There are no other material rights of common or preferred shareholders.

There are no provisions in the Company’s charter or by-laws that would delay, defer or prevent a change in control of the issuer.

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Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

Company may establish a Common Stock Option Plan for the benefit of its employees in the near future. The vesting and terms of all of the options are determined by the Board of Directors and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of the company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then outstanding shares of common stock, or (2) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about our company. A person who is not deemed to have been an affiliate of our company at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

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BUSINESS

Company Background

Branded Legacy, Inc. is a Utah corporation. In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. On March 14, 1986, Vencor Corporation was merged into Blue Ridge, Inc. Under the terms of the merger, the combined entity changed its name to Vencor International, Inc. In October of 1999, Vencor changed its name to Regal Apparel Group, Inc. On March 29, 2003, the Company changed its name back to Vencor International, Inc. In Mid-2003, ACCUDX became part of Vencor. ACCUDX was a development stage company offering at-home testing for HIV and Hepatitis C.

October 1, 2008 Vencor International, Inc entered into a Financing Agreement with Leisureworks Group, LLC a Nevada LLC. Vencor entered into an “Asset Financing Agreement” the purchase amount was $1,500,000 included in the agreement was the company name Leisureworks Group, LLC and is administered as such. The purchase price was for brand label value of “Robeworks” and “Leisureworks” plus inventory and equipment. December 9, 2008 Leisureworks Group, LLC entered into an agreement with Victiore, LLC to sell the rights of the Robeworks brand label, its inventory and customer list for $575,600. Victiore, LLC paid $175,600 as a down payment and Leisureworks Group, LLC carried a $400,000 note at 6% interest per annum.

On August 10, 2015 PLAD, Inc. purchased Controlling Interest in Vencor International, Inc. and merged PLAD, Inc., into the Company. PLAD’s goal was to eliminate the possibility of back injuries from performing non-emergent lift assists that are performed daily by firefighters, E.M.S. personnel, Assisted Living personnel, Nursing Home personnel, and home health workers. On November 5, 2015 the Company announced that it had changed its name to PLAD, Inc. and will now be trading under the stock symbol PLAD.

On October 5, 2016, the Company changed its name to Elev8 Brands, Inc. and its symbol to “VATE.” Elev8 Hemp LLC markets a premium hemp seed coffee blend and health care products including hemp coffee, hemp tea, and hemp-based skin care products. Zoe CBD, LLC is a wholly-owned subsidiary of Elev8 Brands, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures (300mg, 500mg and 1,000mg water soluble), CBD Lotion, CBD Salve and CBD CryoGel. Blessed Bean Coffee, LLC is a wholly-owned subsidiary of Elev8 Brands, Inc. which is a private label roaster based out of Longwood, FL that was founded in 2005 and was acquired by Elev8 Brands, Inc. in January of 2019.

On October 21, 2016 the Company announced it has acquired all of the membership interest in Elev8 Hemp LLC from Kona Gold Solutions, Inc.in exchange for Two Hundred Thousand Dollars ($200,000), to be paid in a combination of stock and cash. As part of the transaction Mr. Scott Forsythe resigned from all positions with the Company and Mr. Ryan Medico became the new Chief Executive Officer as well as sole director. On July 30, 2020 Ryan Medico resigned from CEO of Branded Legacy, Inc. and all positions held with the Company. Ryan Medico has been removed from the board of directors as well. Jermain Strong has stepped into this role as Chief Executive Officer of Branded Legacy, Inc.

On March 31, 2020 Elev8 Brands, Inc. exercised its exit clause from the acquisition of Blessed Bean Coffee, LLC. Blessed Bean Coffee is no longer a subsidiary of Elev8 Brands, Inc.

On April 17, 2020, the Company changed its name to Branded Legacy, Inc. On May 22, 2020, the Company completed a 1 for 300 reverse stock split of its common stock and changed its symbol to “BLEG.” Elev8 Hemp, LLC and Zoe CBD, LLC continue to be a wholly owned subsidiary of Branded Legacy, Inc.

Our principal executive office is located at 250 National Pl., #162, Longwood, FL 32750.

Our Operating Structure

Elev8 Hemp LLC is a wholly-owned subsidiary of Branded Legacy, Inc., which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee, hemp tea, and hemp-based skin care products.

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Zoe CBD, LLC is a wholly-owned subsidiary of Branded Legacy, Inc., which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures (300mg, 500mg and 1,000mg), CBD Lotion and CBD Salve.

Blessed Bean Coffee, LLC is a private label coffee roaster based out of Longwood, FL.

Elev8 Hemp, LLC, Zoe CBD, LLC, Blessed Bean Coffee, LLC are all owned by Branded Legacy, Inc. All Companies are included in this disclosure statement.

The Company has 3 full-time employees.

The Nature of Products or Services Offered.

All products are developed and marketed to bring the highest quality hemp and CBD into everyday consumable products. The Company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers. The Company focuses on the development and marketing of hemp-based beverages, and health care products including hemp coffee, hemp tea, CBD infused ready to drink coffee and CBD infused ready to drink iced teas. Zoe CBD, LLC focuses on the development and marketing of the highest quality CBD Products such as CBD Tinctures (300mg, 500mg and 1,000mg), CBD Lotion, CBD Salve and CryoGel.

Competition

Elev8’s products have entered an already crowded market, but with premium branding, the Company’s strategy is to capture an upscale market which will filter down.

Suppliers

The Company’s suppliers are Blessed Bean Coffee, LLC, Coffee Masters, LLC, Nuts.com,Splendid Natural, and Pure Health Products, LLC.

Distributors

Kelly Distribution

MJ Distro

One Love

Northwest Hemp

Legacy Distribution

Trident Distributors

McLain Dist

Northstar Exposure

Tappy

Synergy Distribution

Outwest505

Spigel Distribution

Sunshine State Distributing

RainDrop Distributors

Organic Distribution

BS Distribution

Endeavor Imports, Inc

Green Acres Organic Pharms

The Company’s suppliers are Blessed Bean Coffee, LLC, Coffee Masters, LLC, Nuts.com,Splendid Natural, and Pure Health Products, LLC.

Intellectual Property

The Company currently has one trademark a. Elev8 Hemp text trademark.

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Government Regulation

The Company has no pending approvals from government on any products.

Our Business Objectives

Branded Legacy, Inc. is a holding company focused on the commercial development of hemp and cannabinoid-infused beverages along with an array of CBD topicals and tinctures. Elev8 Hemp, LLC continues to expand its hemp infused coffee and tea line as well as its ready to drink CBD infused coffee and teas. Branded Legacy, Inc.’s wholly owned subsidiary, Zoe CBD, LLC, focuses on the development and marketing of the highest quality CBD Products such as CBD Tinctures (300mg, 500mg and 1,000mg), CBD Lotion, CBD Salve and CryoGel.

On January 24, 2019, Branded Legacy, Inc. acquired Blessed Bean Coffee, LLC. The Company is now able to control the means of production from start to finish for its Elev8 Hemp Coffees. Blessed Bean Coffee, LLC(“Bean”) is a private label roaster based out of Longwood, FL that was founded in 2005.

On April 29, 2019 Elev8 Hemp officially entered into the United States beverage market with its Ready-to-Drink CBD-Infused Iced Coffee in a can. As of November 2019, the Company has 18 distributors through 13 states and expanding.

Elev8 Hemp, LLC, to become a nationally recognized brand, spent the summer of 2019 rebrandingall of its products to create synergy among its hemp and CBD coffees and teas. The Company plans to expand business into large national grocery chains with its products. For this to happen the rebrand, as well as additions made to labeling, was imperative.

Branded Legacy, Inc.’s objective is to be a leader in the hemp and CBD space. In addition to the acquisition of a coffee roaster, the Company plans to acquire a bottling line to handle all manufacturing in house of its CBD infused beverages. Blessed Bean Coffee, LLC roasts all coffee for Elev8 Hemp and the Company is aggressively expanding its private label business. To handle this growth, the Company is also looking to purchase a 60 kilo or larger roaster, to keep up with the demand of business.

Elev8 Hemp, LLC plans to hire additional sales executives to help expand its national brand. The Company is hiring remote sales executives in key regions across the country to expand its brand into different distributors and grocery chains. Projected sales for 2020 are in excess of one and a half million.

Employees

The Company has hired one new full time Sales Associates to handle all new accounts.. This new position was a strategic hire on an individual who has immense knowledge in the beverage industries and a portfolio of distributors. This hire will help grow our sales to over one million dollars in 2020.

The Company has a full time sales manager who handles everything on the shipping receiving of all existing customers. This position also handles new sales and existing sales for wholesale and distributor customers.

Markets

Elev8 Hemp Coffee

Elev8 Hemp Coffee – House Blend, French Vanilla, Hazelnut Crème, Chocolate Raspberry Truffle, Espresso, Dark Roast, Pumpkin Spice & Decaffeinated which consists of the same proprietary mix of Guatemalan, Columbian and Brazilian sourced coffee beans blended with an organic hemp protein powder. The nutty flavors do get masked by the flavored coffees but you still receive the benefits of the vitamins, minerals, and essential fatty acids (EFA’s) Omega 3, 6, 9 yielded by the hemp seeds.

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Elev8 Hemp Green Tea

Elev8 Green Hemp Tea Powder is infused with 100% pure hemp protein powder and is made with organic Green tea leaves. With our top-of-the-line preparation methods and exhaustive attention to quality, we guarantee our Elev8 Green Hemp Tea is purer than other competing green teas on the market. Our tea is not only pure in terms of health but has a deliciously rich taste as well.

Elev8 Hemp Black Tea

Elev8 Black Hemp Tea Powder is infused with 100% pure hemp protein powder and is made with organic black tea leaves. With our top-of-the-line preparation methods and exhaustive attention to quality, we guarantee our Elev8 Black Hemp Tea is purer than other competing black teas on the market. Our tea is not only pure in terms of health but has a deliciously rich taste as well.

Elev8 Hemp CBD Infused Iced Coffee

Elev8 Hemp CBD Infused Iced Coffee is made with a CBD isolate and contains zero THC. The iced coffee is a full medium roast which is lightly sweetened with stevia. This 12oz canned beverage contains 125mg of caffeine backed by 10mg of CBD.

Elev8 Hemp CBD Infused Iced Tea

Elev8 Hemp CBD Infused Iced Tea is made with a CBD isolate and contains zero THC. This iced tea line comes in lemon, raspberry, peach and hibiscus green tea. It is made with all natural flavors and colors. Each 16.9 fl oz bottle contains 10mg of CBD isolate.

Elev8 Hemp CBD Whole Bean Coffee

Elev8 Hemp CBD Whole Bean Coffee – House Blend, French Vanilla, and Hazelnut Crème consists of the same proprietary mix of Guatemalan, Columbian and Brazilian sourced coffee beans blended infused with a water soluble CBD isolate.

Zoe CBD Tinctures

Zoe CBD Tinctures contain the highest quality Colorado grown Industrial hemp extract. By using “raw” whole plant extract Zoe CBD Tincture offers the full spectrum of Cannabinoids and Terpenes that the plant has to offer. Taken sublingually several times a day is the best way to ensure a consistent supply of CBD is always active in your body.

Zoe CBD Relief-Salve

We formulated this salve to help relieve the aches and pains of everyday life (joint, bone, muscle) by providing natural ingredients that reduce inflammation and promote blood flow.

Zoe CBD Lotion

Zoe CBD has assembled some of the best anti-inflammatory plants and packed it all into an 8 oz bottle to give you our serenity lotion. Comes with 250 mg of CBD per bottle.

Zoe CBD CryoGel

Zoe CBD CryoGel is designed to target your skin’s needs and deeply penetrate to sore muscle and tissue. Lightweight and fast-drying blend that you can use every day on non-sensitive areas on the entire body that is non-greasy, easy to apply without hands and does not stain cloths. This special blend of pure CBD, menthol and camphor uniquely provides excellent deep-freeze properties and may also slow the signs of aging by protecting a full range of telomeres.

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Related Party Transaction

Approval of Related Party Transactions

Related party transactions are reviewed and approved or denied by the Board of Directors of the Company. If the related party to a transaction is a member of the board, the transaction must be approved by a majority of the board that does not include the related party.

Employees

We currently employ a Chief Executive Officer, Board Member, and a support staff total of 2 full time employees.

Properties

Our executive office is located at 250 National Pl., #162, Longwood, FL 32750.

Legal Proceedings

There are no known legal proceedings against any of our directors, officers or Company.

Intellectual Property

The Company currently has a federal trademark for Elev8 Hemp text. The mark consists of standard characters without claim to any particular font style, size or color.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of BLEG and its subsidiaries for the years ended December 31, 2019 and 2018, and the notes thereto, and the three months ended September 30, 2020 and 2019. Additional information relating to BLEG is available at www.aqueousinternational.com.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to BLEG or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in BLEG’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. BLEG disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Results of Operations

We generated revenue of $100,626 and $318,526 for the years ended December 31, 2020 and 2019 respectively. For the year ended December 31, 2020 our expenses were $321,112 compared to $2,227,893 for the year ended December 31, 2019. As a result, we have reported net loss of $298,461 for the year ended December 31, 2020 and $2,068,857 for the year ended December 31, 2019. Revenues in 2019 excluded Blessed Bean Coffee, LLC and only include a net income (loss) from discontinued operations of ($18,554).

We generated revenue of $14,704 and $27,684 for the three months ended March 31, 2021 and 2020 respectively. For the three months ended March 31, 2021 our expenses were $59,072 compared to $84,659 for the three months ended March 31, 2020. As a result, we have reported net loss of $-52,465 for the three months ended March 31, 2021 and $-72,754 for the three months ended March 31, 2020.

The COVID-19 pandemic not only impacted these new distribution agreements, but also delayed our launch of a variety of new products – drinks and non-drink line broadening items. We expect that revenue will increase in the second quarter of fiscal 2020 as the distribution related to many of these new agreements will come to fruition and we will be able to launch products. The results of COVID-19 significantly impacted the Companies revenues in 2020.

Liquidity, Capital Resources

Liquidity and Capital Resources

At December 31, 2020 we had $150,489 in current assets compared to $211,696 at December 31, 2019. Current liabilities at December 31, 2020 totaled $48,106 compared to $27,490 at December 31, 2019.

At March 31, 2021 we had $166,752 in current assets compared to $150,489 at March 31, 2020. Current liabilities at March 31, 2021 totaled $1,767,746 compared to $1,699,156 at March 31, 2020.

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Going Concern

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock on the OTCQB.

Our financial statements appearing elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. As at December 31, 2018, our cash and cash equivalents (immediately marketable securities) was $37,105. Unless we receive additional private financing or we receive a minimum of $500,000 from the proceeds of this Offering, we will not be able to grow operations. We may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the Company’s shareholders.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. For the year ended December 31, 2020, the Company incurred net losses of $298,461.

As at December 31, 2020, our cash and cash equivalents (immediately marketable securities) was $138,671. Unless we receive additional private financing or we receive a minimum of $500,000 from the proceeds of this Offering, we will not be able to grow operations. We may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the Company’s shareholders.

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Financings and Securities Offerings

For the year ended December 31, 2020, we received a total of $271,317 in cash provided by financing activities. For the year ended December 31, 2019, we received a total of $216,750 cash provided by financing activities.

For the three months ended March 31, 2021, we received a total of $32,938 in cash provided by financing activities. For the year ended March 31, 2020, we received a total of $62,500 cash provided by financing activities.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Contractual Obligations, Commitments and Contingencies

As of the date of this prospectus, the Company has no commitments and contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

DESCRIPTION OF PROPERTY

The Company’s headquarters are located 250 National Pl., #162, Longwood, FL 32750. Our phone number is (407) 337-6693. Management believes that our current leased property will be sufficient for its current and immediately foreseeable administrative needs.

LEGAL PROCEEDINGS

As of June 23, 2020, we were not a party to any legal proceedings that could have a material adverse effect on the Company’s business, financial condition or operating results. Further, to the Company’s knowledge, no such proceedings have been threatened against the Company.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The names of our executive officers and directors, as of June 23, 2021, and the positions currently held by each are as follows:

Name	Position	Term of Office
Jermain Strong, 35	Chief Executive Officer and Chief Financial Officer	One (1) year
Phil Friedman, 26	Independent Director and Audit Committee	One (1) year
Curtis Young, 36	Independent Director and Audit Committee	One (1) year

Name	Appointed	Position	Term of Office
Ryan Medico, 37*	10/04/2016	Former Chief Executive Officer and Chairman of the Board	One (1) year

*On July 30, 2020 Ryan Medico resigned from CEO of Branded Legacy, Inc. and all positions held with the Company. Ryan Medico has been removed from the board of directors as well. Jermain Strong has stepped into this role as Chief Executive Officer of Branded Legacy, Inc.

Director Independence

We have two independent directors serving on our Board of Director. Phillip Friedman and Jermain Strong are both independent directors serving on the Company’s audit committee.

Executive Officers and Directors

Jermain Strong, Chief Executive Officer and Chief Financial Officer. Jermain Strong has a background in collegiate and professional football. From 2006 All-Acc Team at UNC Chapel Hill to professional football overseas. Jermain was a player/coach in 2013 for the Bolzano Giants in Bolzano, Italy and the following year a player/coach for the 2014 Moscow Patriots in Moscow. Mr. Strong has spent the last five years working as a lead in a manufacturing facility for Carlex, a premier supplier for auto glass.

Phillip Friedman, Independent Director. Phillip Friedman is the Mortgage Compliance Coordinator at Premier Home Funding Corporation, a Mortgage Lender that has created a system of ease, and quality of service for the loan origination process, which brings home-buyers to their front door-steps. Phillip provides 5 + years of experience in Marketing and Business Development, as well as, in the Finance and Mortgage Industry. From 2014 to 2016 Phil worked in management for Brinker International. In 2017 he moved into a sales position for EGP Document Solutions. Towards the end of 2017 Phil capitalized on an opportunity in the mortgage industry with Taylor Morrison Home Funding as a mortgage disclosure specialist. Phil later pursued a career with DNC Holdings as a sales consultant working directly with CEOs and CFOs to help in the collection of outstanding receivables. He held this position for most of 2018 where he transitioned into moving and relocation sales. From 2018 to the present Phil has been working with Sorensen Mayflower Moving and Storage as a sales executive.

Curtis Young, Independent Director. Curtis Young was born in Shelby, NC where he attended and played football for Crest High School. With two time all conference and two time state champion in 2003 and 2003, Young later came back to coach where he once played. After high school he attended Shaw University. From 2012 to 2017 held to position of District Manager for T-Mobile. Young is married with two children and since 2017 has worked as a Behavior Interventionist for Cleveland County Schools as well as the Crest High Linebacker Coach.

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Penalties or Sanctions

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Personal Bankruptcies

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, nor any personal holding company of any such person has, within the last ten years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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Under such definitions, we have two independent directors.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Audit Committee

The Company’s audit committee is comprised of the two independent directors, Phillip Friedman and Jermain Strong.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this registration statement have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

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Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of December 31, 2019 due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, such as a Chief Financial Officer, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.	As of December 31, 2019, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.	As of December 31, 2018, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2019, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO.

Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This registration statement does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

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EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during 2019 and 2020.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus	Stock Awards	Option Awards	Non-equity incentive	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ryan Medico,	2020	$46,700	$0						$46,700
Former CEO and Chairman of the Board*	2019	$80,000	$42,611						$80,000

Jermain Strong,			$0	35,000,000 Common Shares
CEO and Chairman of the Board*	2020	$20,000					$0		$20,000

*On July 30, 2020 Ryan Medico resigned from CEO of Branded Legacy, Inc. and all positions held with the Company. Ryan Medico has been removed from the board of directors as well. Jermain Strong has stepped into this role as Chief Executive Officer of Branded Legacy, Inc.

Employment Agreements

Company has no employment agreements with its Chief Executive Officer and its Board Members. However, an employment agreement is in the stages of development.

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Director’s Compensation

Director Summary Compensation Table

The table below summaries the compensation paid to our non-employee directors for the fiscal years ended December 31, 2019, and 2020:

Name (1)	Year	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earning ($)	All other compensation ($)	Total ($)
Phillip Friedman,	2019	$-	1,000,000	$-	$-	$-	$-	$-
Independent Director (3)	2020		5,000,000

Eric Largent, Independent Director(4)	2019	$0	1,000,000	0	0	0	0	0

Jermain Strong(5)	2020	$0	0	0	0	0	0	0

(1)	Ryan Medico, our Former Chairman, is not included in this table as he was an employee and, thus, received no compensation for his services as a director. The compensation received by Mr. Medico as an employee is disclosed in the Summary Compensation Table above.
(2)	For valuation assumptions on stock awards, please refer to Note 2, Summary of Significant Accounting Policies, Subsection N, Stock based compensation to the Consolidated Financial Statements for the year ended December 31, 2019 included in this Prospectus. The disclosed amounts reflect the fair value of the stock awards that were earned during fiscal year ended December 31, 2019 and in accordance with FASB ASC Topic 718.
(3)	Appointed Independent Director on July 5, 2017.
(4)	Resigned on April 8, 2020
(5)	Appointed Independent Director on April 13, 2020. On July 30, 2020 Ryan Medico resigned from CEO of Branded Legacy, Inc. and all positions held with the Company. Ryan Medico has been removed from the board of directors as well. Jermain Strong has stepped into this role as Chief Executive Officer of Branded Legacy, Inc.

Narrative Discussion on Director Compensation

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special renumeration to any director understanding any special services on their behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this prospectus held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of March , 2021, there were 83,721,816 shares of our Common Stock issued and outstanding, and as at the date of this prospectus a total of 83,721,816 shares of our Common Stock are outstanding

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this prospectus, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

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The percentages below are based on fully diluted shares of our Common Stock as of the date of this prospectus.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 83,721,816 shares of Common Stock outstanding as of May 7, 2021. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owner	Number of Shares	Percentage
Brandon Spikes	15,000,000	17.92%
Phillip Friedman	5,003,334	5.98%
Jermain Strong	35,000,000	41.8%
Curtis Young	0	0%
All Directors and Executives (3 person)	35,000,000	65.7%

(1)	Jermain Strong owns 3,800,000 Preferred Series E

Percentage ownership in the following table is based on 7,306,681 preferred stock outstanding as of May 7, 2021. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owner	Number of Shares	Percentage
Jermain Strong	3,800,000 Preferred Series E	52%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Particular Transactions

Transactions with Related Persons

There are no related party transactions that occur within Branded Legacy, Inc.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “BLEG.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated, adjusted to show the 1 for 300 reverse stock split. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2019 Price Range		2020 Price Range
	High	Low	High	Low

First Quarter	$15.00	$9.00	$8.13	$1.80
Second Quarter	17.37	8.34	3.69	0.188
Third Quarter	14.10	4.65	0.55	0.35
Fourth Quarter	6.96	0.0121	0.45	0.15

The closing sales price of the Company’s common stock as reported on May 12, 2021, was $0.10 per share. Please note that the share prices above reflect the prices adjusted for the Company’s 1 for 300 reverse stock split.

Holders

As of the date of this report there were approximately 509 holders of record of Company common stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

Transfer Agent

The stock transfer agent for our securities is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. The transfer agent’s telephone number is (801) 274-1088.

Other Compensation Arrangements

BLEG has not secured any other compensation arrangements as of March 31, 2020.

Recent Sales of Unregistered Securities

During the year ended March 31, 2021, the Company completed no unregistered sales of equity securities, all pursuant to Section 4(a)(1)

Penny Stock Considerations

Our common stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

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Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of the Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of December 31, 2020, all of our currently outstanding shares consist of 83,721,816 shares of common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years, there were (i) no disagreements between the Company and its independent public accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the independent public accountant, would have caused the independent public accountant to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years, the Company has not consulted with the independent public accountant regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that the independent public accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Utah Revised Business Corporation Act, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, McMurdo Law Group, LLC, New York, New York, has provided an opinion, and will continue to will provide opinions, regarding the validity of the shares of our common stock. McMurdo Law Group, LLC may also provide opinions regarding certain other matters.

EXPERTS

Financial Auditors

Our audited consolidated financial statements for the periods ending December 31, 2019 and 2020 are included in this prospectus have been so included in reliance on the reports of B F Borgers, CPA, PC, independent public accountants, given on this firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rdFloor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number _________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC’s website.

We will make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

250 National Pl., #162, Longwood, FL 32750

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Branded Legacy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Branded Legacy, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statement of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2018

Lakewood, CO

June 23, 2021

Branded Legacy, Inc.

Consolidated Balance Sheet
Period Ending
31-Dec-20

	December 31, 2020	December 31, 2019

ASSETS

Current Assets
Cash	$5,802
Accounts Receivable	$43,554	$45,073
Inventory	$89,315	$72,396
Total Current Assets	$138,671	$117,469

Fixed Assets
Accumulated Depreciation	$(10,748)	$(7,135)
Equipment	$18,065	$46,965
	$7,318	$39,830
Other Assets
Right of Use Assets		$4,500
Net Assets of Discontinued Operation		$54,397
Total Assets	$150,489	$211,696

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts Payable	$42,979	$25,267
Outstanding Checks		$1,648
Payroll Liabilities	$626	$575
Lease Liability	$4,500
Total Current Liabilities	$48,106	$27,490

Long-Term Liabilities	$1,500,000	$1,500,000
Government Loan	$81,800
Promissory Note	$69,250	$216,750
Total Long-Term Liabilities	$1,651,050	$1,716,750

Total Liabilities	$1,699,156	$1,744,240

Stockholder’s Equity (Deficit)
Common Stock par value $.00001 50,138,496 shares issued and outstanding at December 31, 2020	$6,174	$180,610
Capital Preferred Stock Par value $.0001 9,495,147 shares issued and outstanding at December 31, 2020	$883	$333,107
Additional Paid in Captial	$1,281,147	$446,043
Accumulated (Deficit)	$(2,538,410)	$(2,546,701)
Net Gain or Loss of Discontinued Operations	$54,397
Net Gain or Loss	$(298,461)
Total Equity (Deficit)	$(1,548,667)	$(1,532,544)

Total Liabilities and Stockholder’s Equity	$150,489	$211,696

Branded Legacy, Inc.
Consolidated Statement of Operations
Year Ending
31-Dec-20

	December 31,
	2020	2019
Revenue, Net	$100,626	$318,526
Cost of Goods Sold	$77,975	$140,936
Gross Profit	$22,651	$177,590

Expenses
General and Administration	$244,124	$2,076,966
Sales and Marketing	$76,989	$150,927
Total Expenses	$321,112	$2,227,893
Net Income (Loss) From Discontinued Operations		$(18,554)
Net Income (Loss)	$(298,461)	$(2,068,857)

Loss Per Common Share	$(0.02)	$(0.00)

Elev8 Brands, Inc.
Consolidated Statement of Cash Flows
Year Ending
31-Dec-20

	December 31, 2020 Total	December 31, 2019 Total
OPERATING ACTIVITIES
Net Income	$(298,461)	$(2,068,857)

Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable	$1,816	$(33,144)
Depreciation Expense	$3,613	$3,446
Purchase (Sales) of Inventory	$(19,745)	$(58,370)
Cash from discontinued operations		$(7,794)
Accounts Payable	$19,960	$20,258
Notes Payable		$(61,279)
Sales Tax Agency Payable	$51	$245

Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$5,694	$(136,638)

Net cash provided by operating activities	$(292,767)
INVESTING ACTIVITIES

Purchase of Equipment	$28,900	$(5,802)

Goodwill
Net cash provided by investing activities	$28,900	$0
FINANCING ACTIVITIES
Borrowing (Repayment) of Note Payable
Notes Payable	$(65,700)	$1,691,750

Discount on Investment Shares
APIC	$843,677
Cash for Common Stock	$(174,437)	$176,155
Cash for Preferred Stock	$(332,224)	$331,894
Net cash provided by financing activities	$271,317	$2,199,799
Net cash increase for period	$7,450	$(11,498)
Cash at beginning of period	$(1,648)	$9,850
Cash at end of period	$5,802	$(1,648)

Branded Legacy, Inc.
Consolidated Statements of Stockholder’s (Defecit)
31-Dec-20

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Defecit
Balance December 31, 2019	568,586,217	180,610	7,936,681	333,107	446,043	(2,492,304)	(1,532,544)

Preferred Stock Issuance for investment at discount rate			250,000	120,000	(70,000)		50,000
Common share issued services							-
Adjustment to APIC for Par Value of Stock		(174,924)		(452,288)	627,212		-
Net Income (Loss) from discontinued operations						2,373	2,373
Net Income (Loss)						(71,632)	(71,632)
Balance March 31, 2020	568,586,217	5,686	8,186,681	819	1,003,255	(2,561,563)	(1,551,803)

Reverse Stock Split 300 for 1	1,895,764	5,686					-
Common share DTC Rounding Shares	25	-					-
Preferred Issued per Exchange Agreement			1,433,275	143			-
Adjustment to accumulated deficit from discontinued operations						(57,395)	(57,395)
Net Income (Loss)						(79,883)	(79,883)
Balance June 30, 2020	1,895,789	5,686	9,619,956	962	1,003,255	(2,698,841)	(1,689,081)

Conversion of Preferred D	3,078,540	5	(51,309)	(5)			(0)
Common share issued services	40,054,166	402			286,512		286,914
Adjustment to Rounding Shares	1						-
Adjustment to Discontinued Operations						307,377	307,377
Adjustment to APIC from 2016					(8,620)
Net Income (Loss)						(43,829)	(43,829)
Balance September 30, 2020	45,028,496	6,093	9,568,647	957	1,281,147	(2,435,293)	(1,138,619)

Conversion of Preferred D	4,410,000	74	(73,500)	(74)
Year End Adjustment to Remove Discontinued Operations							(306,938)
Common share issued services	700,000	7					7
Net Income (Loss)						(103,117)	(103,117)
Balance December 31, 2020	50,138,496	6,174	9,495,147	883	1,281,147	(2,538,410)	(1,548,667)

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization & Description of Business

A.	Branded Legacy, Inc. specializes in the development and marketing of products for the fitness and wellness markets. The company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers.

B.	Elev8 Hemp LLC is a wholly owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee, hemp water, and hemp-based skin care products.

C.	Spikes CBDx, LLC is a wholly owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Spikes CBDx products consist of CBD Tinctures, CBD Massage Oil, CBD Salve and CBD CryoGel.

D.	In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. In 2016 the entity changed its name to Elev8 Brands, Inc. As of May 22, 2020 the Company changed its name to Branded Legacy, Inc.

E.	The Company’s fiscal year end is December 31.

NOTE 2 – Summary of Significant Accounting Policies

Method of Accounting

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company considers accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Earnings (Loss) per Share

Earnings (loss) per share of common stock are computed in accordance with FASB ASC 260 “Earnings per Share”. Basic earnings (loss) per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings (loss) per share. Due to being antidilutive, 440,000,000 common shares have been excluded from earnings per share due to convertible notes.

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts payable, accrued liabilities, and notes payable approximate fair value given their short-term nature or effective interest rates.

Inventories

Inventories consist of hemp coffee, hemp tea, CBD lotion, CBD salve, CBD infused iced coffee and CBD infused iced tea. The shelf life of all inventory is one year. The company goes through all inventory on average every two months. With the cost associated with the products not changing the Company recognized all inventory and cost of goods sold at purchased cost.

Depreciation

Assets are depreciated over 5 years using straight-line depreciation. Assets consist of computer equipment. Depreciation started in 2018 when purchases were made.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies - continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company sales consist of natural hemp infused products, CBD infused products and private label coffees. Both hemp and CBD are purchased from outside vendors. The Company sells product to consumers, wholesalers as well as distributors. These purchases are done prior to orders so we have on hand.

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Longwood manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

NOTE 4 – Leasing

ASC842, was the new standard expected to have any impact on the Company’s FSs.

	Lease Expense	Cash Payment	Interest	Liability Amortization	Unamortized Liability	ROU Amortization	ROU Balance
Year End	(A)	(B)	( C)=( D)*6%	( B)-( C)	( D)	( A)-( C)
3/31/2019					$59,994.20		$59,994.20
12/31/2019	$21,427.00			$21,427.00	$38,567.20	$21,427.00	$38,567.20
						Negotiated New Rate
12/31/2019					$12,000		$12,000
6/30/2020	$5,250.00			$5,250.00	$6,750.00	$5,250.00	$6,750.00
12/31/2020	$2,250.00			$2,250.00	$4,500.00	$2,250.00	$4,500.00
6/30/2021	$4,500.00			$4,500.00	$-	$4,500.00
	$12,000.00	$-	$-	$12,000.00		$12,000.00

NOTE 5 – Ongoing Concern

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock on the OTCQB.

Our financial statements appearing elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. As at December 31, 2018, our cash and cash equivalents (immediately marketable securities) was $37,105. Unless we receive additional private financing or we receive a minimum of $500,000 from the proceeds of this Offering, we will not be able to grow operations. We may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the Company’s shareholders.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

During the three months ended September 30, 2020, we reported net revenues of $23,751, which is a decrease of $52,135 or 68,7%, compared to the three months ended September 30, 2019. We attribute this decrease to the discontinuation of unfavorable distributor agreements in an effort to sign larger, more favorable agreements. Distribution of our products pursuant to these agreements was impacted by unforeseen delays, as well as the COVID-19 pandemic in the beginning of 2020. The COVID-19 pandemic not only impacted these new distribution agreements, slowed the purchases from our existing distributors. We expect that revenue will increase in the second quarter of fiscal year 2021 as the distribution related to many of these new agreements will come to fruition. Despite the impact from COVID-19 on our revenues in early 2020, we still anticipate our revenues begin increasing in the first quarter of 2021.

NOTE 6 – Related Party Transactions

As of June 30, 2020, there are no related party transactions.

NOTE 7 – Discontinued Operations

Blessed Bean Coffee, LLC as of March 31, 2020 exercised the clause in the acquisition agreement to separate from Branded Legacy, Inc. and remain a private company. Blessed Bean Coffee will remain Elev8 Hemp’s manufacturer for its hemp and CBD coffees and teas. Both Branded Legacy and Blessed Bean Coffee wrote this acquisition to allow both Companies a working relations ship with a relationship with an option to exit. There was no payout from Blessed Bean Coffee for this transaction. All assets and liabilities remain with Blessed Bean Coffee.

Below is a table of the operating results of the Company’s discontinued operations Net income (loss) from discontinued operations to tie out FSs.

Revenue, Net	$59,013.85
Cost of Goods Sold Gross Profit	$2,130.00
$56,883.85

Expenses
General and Administrative	$50,302.40
Sales and Marketing	4,207.99
Total Expenses	$54,510.39

Net Income (Loss)	$2,373.46

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Stock

Preferred Stock

Preferred A Stock shall have the right to one vote per each share of Series A Preferred Stock that they hold and convert on a one to one basis.

Preferred B Stock will convert on a ten to one basis and shall have the right to one vote per each share of Series B Preferred Stock that they hold.

Series D Preferred Stock subject to conversion shall be convertible into 60 shares of Common Stock

Series E Preferred Stock subject to conversion shall be convertible into 30 shares of Common Stock

Preferred stock consists of 10,000,000 shares authorized at $0.0001 par value. At June 30, 2020 there were 2,200,000 Preferred A shares issued and outstanding, 1,306,681 Preferred D shares issued and outstanding, 3,800,000 Preferred E shares issued and outstanding, and 880,000 undesignated Preferred shares issued to Utopia Bay Inc. on September 29, 2006. These undesignated Preferred Shares are due to a legacy accounting error which the company is working to eliminate.

Common Stock

Common stock consists of 900,000,000 shares authorized at $0.00001 par value. As of December 31, 2020 there were 50,138,496 shares issued and outstanding.

NOTE 9 – Commitments and Contingencies

The Company has no commitments and contingencies.

NOTE 10 – Acquisitions

In the first quarter of 2017 Elev8 Brands negotiated for the purchase of 02 Breathe, LLC for 500,000 restricted common shares. These shares were valued at par value of .00001.

In the third quarter of 2017 Elev8 Brands purchased Hemp Founders, LLC for their white label company for 1,500,000 restricted common shares. These shares were valued at par value of .00001.

Blessed Bean Coffee, LLC was issued 2,000,000 restricted common shares per the acquisition of L&P Cold Brew, LLC.

NOTE 11 – Settlement Agreements

James Gaspard was issued 3,500,000 restricted common shares of the Company per a settlement agreement.

David Harkham was issued 50,000,000 restricted common shares of Elev8 Brands, Inc. at a par value of .00001 to avoid litigations from the prior company before the name change.

Sean Foley was issued 10,000,000 restricted common shares of Elev8 Brands, Inc. at a par value of .00001 to avoid litigations from the prior company before the name change.

Sean Foley, per an agreement, retired his 10,000,000 restricted common shares in October of 2018.

NOTE 12 – Vendors

Bright Rain Collaborative was issued 793,651 shares at par value of .0001 for services on March 1,2019.

Bright Rain Collaborative was issued 413,223 common shares at par value of .0242 for marketing services performed.

NOTE 13 – Employees

On July 9, 2020 Jermain Strong was issued 15,000,000 common shares per an employment agreement.

On August 10, 2020 Jermain Strong was issued 20,000,000 common shares per an amendment employment agreement.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Shipping and Handling

We bill our customers for shipping and handling charges, which are included in net sales for the applicable period, and the corresponding shipping and handling expense is reported in cost of sales.

NOTE 15 – Promissory Notes Payable

As of June 30, 2020, the Company has $286,655 in Promissory Notes.

NOTE 16 – Investors:

On March 6, 2019, Kona Gold Solutions, Inc. converted 146,803,365 shares of Branded Legacy, Inc. common stock, par value $.00001, into 2,746,723 shares of Branded Legacy Inc. Series D preferred stock. On November 27, 2019, Kona Gold Solutions, Inc entered into an agreement with Branded Legacy, Inc., whereas Eleve8 Brands, Inc. would receive all 2,746,723 shares of Branded Legacy, Inc. Series D preferred stock for a non-convertible promissory note to Kona Gold Solutions, Inc. for $1,500,000 with payment due November 27, 2029. As of December 31, 2019, and 2018, this investment is disclosed on the accompanying balance sheets.

NOTE 17 – Private Placement Memorandum

The Company has utilized investment opportunities through a PPM which results in issuing investment shares of Series Preferred D share. In order to establish a par rate an average of the ten-day prior closing price is utilized. At this point a 35% discount is applied.

NOTE 18 – Income Taxes

The company has experienced a net loss and has a net operating loss carryforward of $(2,068,875) in 2019. All related deferred tax assets have been fully reserved for future profitability and taxable income are required to realize such a asset.

NOTE 19 – Subsequent Events

On February 4, 2021 Branded Legacy, Inc acquired Spikes CBDx, LLC. Brandon Spikes, founder of Spikes CBDx, LLC, has been an advocate of CBD for athletes for quite some time. Spikes believes that post workout recovery, with Spikes CBDx products, can lower inflammation, aid in making your body stronger, and help recover from injuries naturally. The CBD line also targets individuals who are looking for pain relief, better sleep, faster recovery and lowering inflammation. Spikes CBDx provides tinctures, lotions, moisturizer and cryo-gel roll-ons. To view all of the Spikes CBDx products please visit: spikescbdx.com.

In an effort to expand the Company’s presence in the CBD topicals and tinctures market, Branded Legacy Inc. acquired Spikes CBDx, as well as hired Brandon Spikes to be the Chairman of the Board of Directors of Branded Legacy, Inc. The acquisition gives Spikes CBDx the ability to tap into Branded Legacy’s established distribution network. Branded Legacy has plans to begin distributing Spikes CBDx product immediately.

NOTE 20 - Business Information

A.	Branded Legacy, Inc. specializes in the development and marketing of products for the fitness and wellness markets. The company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers.

B.	Elev8 Hemp LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee, hemp water, and hemp-based skin care products.

C.	Spikes CBDx, LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures, CBD Massage Oil and CBD Salve.

D.	In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. In 2016 the entity changed its name to Branded Legacy, Inc.

E.	The Company’s primary SIC code is 2080

F.	The Company’s fiscal year end is December 31.

NOTE 21   Facilities

The Company’s corporate office is located at 250 National Pl #162, Longwood, FL 32750.

NOTE 22

A.	Officers, Directors, and Control Persons

Brandon Spikes, Chairman

Brandon Spikes was born and raised in Shelby, NC where he played high school football for the Crest Chargers. Mr. Spikes accepted an athletic scholarship to attend the University of Florida where he became an All-American twice and was a member of two BCS National Championship teams. In 2010 he was drafted by the New England Patriots in the second round. In November of 2019 Mr. Spikes was inducted into the UF Athletics Hall of Fame. Brandon currently holds the role of Director of Post Career Affairs at DEC Management where he utilizes his talents skills and abilities off the field to help guide retiring professional athletes.

Jermain Strong, CEO

Jermain Strong is the Chief Executive Officer at Branded Legacy, Inc., a publicly traded company bringing premium hemp products to the market while promoting a health-conscious lifestyle. Jermain brings to the table years of operational and leadership experience in the athletic arena as well as the manufacturing industry.

Matthew Nichols, VP

Matthew has a background in sales as well as management. In his 8+ years of experience, Matt has demonstrated his ability to handle sales and marketing strategies, consolidation of sales divisions to increase profitability, budgeting, handling distributions and managing relationships as well as developing opportunities to profit across new industries. His most recent employment was for a lumber distributions company.

B.	Executive Compensation

Name and Principle Position	Year	Salary	Bonus	Stock Awards	Total
Jermain Strong	2020	$20,000		35,000,000 Restricted Common Shares	$20,000
Matthew Nichols	2020	$45,000			$45,000

C.	None of these persons have, in the last five years, been subject to any legal or disciplinary action by any legal authority, including the SEC.

D.	Beneficial Shareholders

Persons owning more than five percent (5%) of the issuer’s securities as of the date issued:

-	Jermain Strong owns Thirty-Five Million Restricted Common Shares of Branded Legacy, Inc.
-	Phillip Friedman owns Five Million Three Thousand Three Hundred and Thirty-Four Shares of Restricted Common Shares of Branded Legacy, Inc.

NOTE 23 Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Quarterly Report on Form 10-K. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Based on our evaluation, our Principal Executive Officer and Principal Financial Officer, after considering the existence of material weaknesses identified, determined that our internal control over financial reporting disclosure controls and procedures were not effective as of June 30, 2020.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management, including our Principal Executive Officer and Principal Financial Officer, assessed the effectiveness of our internal control over financial reporting as of June 30, 2020. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control over Financial Reporting - Guidance for Smaller Public Companies.

We identified the following deficiencies which together constitute a material weakness in our assessment of the effectiveness of internal control over financial reporting as of December 31, 2018:

●	The Company has inadequate segregation of duties within its cash disbursement control design.
●	During the year ending December 31, 2020, the Company internally performed all aspects of its financial reporting process, including, but not limited to the underlying accounting records and the recording of journal entries and for the preparation of financial statements. This process was deficient, because these duties were performed often times by the same people, and therefore a lack of review was created over the financial reporting process that might result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the SEC. These control deficiencies could result in a material misstatement to our interim or annual financial statements that would not be prevented or detected.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control system, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

We regularly review our system of internal control over financial reporting to ensure we maintain an effective internal control environment. There were no changes in our internal controls over financial reporting during the quarter ended June 30, 2020 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting that occurred during the year ending December 31, 2020 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

1.	Balance Sheet - Unaudited

Branded Legacy, Inc.

Consolidated Balance Sheet

Period Ending

31-Mar-21

	31-Mar-21	December 31, 2020
ASSETS
Current Assets
Cash	$783	$5,802
Accounts Receivable	$46,503	$43,554
Inventory	$108,552	$89,315
Total Current Assets	$155,838	$138,671

Fixed Assets
Accumulated Depreciation	$(11,651)	$(10,748)
Equipment	$18,065	$18,065
	$6,414	$7,318
Other Assets
Right of Use Assets	$4,500	$4,500
Net Assets of Discontinued Operation
Total Assets	$166,752	$150,489

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts Payable	$43,423	$42,979
Outstanding Checks
Payroll Liabilities	$(302)	$626
Lease Liability	$4,500	$4,500
Total Current Liabilities	$47,621	$48,106

Long-Term Liabilities	$1,500,000	$1,500,000
Government Loan	$81,800	$81,800
Promissory Note	$138,125	$69,250
Total Long-Term Liabilities	$1,719,925	$1,651,050

Total Liabilities	$1,767,546	$1,699,156

Stockholder’s Equity (Deficit)
Common Stock par value $.00001 82,619,736 shares issued and outstanding at March 31, 2020	$6,520	$6,174
Capital Preferred Stock Par value $.0001 9,440,043 shares issued and outstanding at March 31, 2021	$828	$883
Additional Paid in Captial	$1,281,147	$1,281,147
Accumulated (Deficit)	$(2,889,289)	$(2,836,871)
Net Gain or Loss of Discontinued Operations
Total Equity (Deficit)	$(1,600,794)	$(1,548,667)

Total Liabilities and Stockholder’s Equity	$166,752	$150,489

2.	Statement of Income - Unaudited

Branded Legacy, Inc.

Consolidated Statement of Operations

Quarter Ending

31-Mar-21

	March 31,
	2021	2020
Revenue, Net	$14,704	$27,684
Cost of Goods Sold	$8,097.14	$15,779
Gross Profit	$6,607	$11,905

Expenses
General and Administrative	$41,655.42	$52,837
Sales and Marketing	17,416.96	$31,822
Total Expenses	$59,072.38	$84,659

Net Income (Loss)	$(52,465)	$(72,754)

Loss Per Common Share

Weighted Average Common Shares Outstanding

3.	Statement of Cash Flow - Unaudited

Elev8 Brands, Inc.

Consolidated Statement of Cash Flows

Three Months Ending

31-Mar-20

	March 31, 2021	March 31, 2020
	Total	Total
OPERATING ACTIVITIES
Net Income	$(52,465)	$(72,755)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable	$(2,949)	$2,814
Depreciation Expense	$903	$903
Purchase (Sales) of Inventory	$(19,189)	$1,418
Cash from discontinued operations		$1
Accounts Payable	$35,791	$9,781
Notes Payable
Sales Tax Agency Payable		$30
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$14,556	$12,905
Net cash provided by operating activities	$37,909	$(57,476)

INVESTING ACTIVITIES
Purchase of Equipment
Goodwill
Net cash provided by investing activities	$0	$0

FINANCING ACTIVITIES
Borrowing (Repayment) of Note Payable		$12,500
Notes Payable	$32,600
Discount on Investment Shares		$(70,000)
APIC	$46
Cash for Common Stock	$347
Cash for Preferred Stock	$(55)	$120,000
Net cash provided by financing activities	$32,938	$62,500
Net cash increase for period	$(4,971)	$5,024
Cash at beginning of period	$5,802	$(100)
Cash at end of period	$831	$4,924

4.	Statement of Changes in Stockholder’s Equity - Unaudited

Branded Legacy, Inc.
Consolidated Statements of Stockholder’s (Defecit)
31-Mar-21

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Defecit
Balance December 31, 2019	568,586,217	180,610	7,936,681	333,107	446,043	(2,492,304)	(1,532,544)

Preferred Stock Issuance for investment at discount rate			250,000	120,000	(70,000)		50,000
Common share issued services							-
Adjustment to APIC for Par Value of Stock		(174,924)		(452,288)	627,212		-
Net Income (Loss) from discontinued operations						2,373	2,373
Net Income (Loss)						(71,632)	(71,632)
Balance March 31, 2020	568,586,217	5,686	8,186,681	819	1,003,255	(2,561,563)	(1,551,803)

Reverse Stock Split 300 for 1	1,895,764	5,686					-
Common share DTC Rounding Shares	25	-					-
Preferred Issued per Exchange Agreement			1,433,275	143			143
Adjustment to accumulated deficit from discontinued operations						(57,395)	(57,395)
Net Income (Loss)						(79,883)	(79,883)
Balance June 30, 2020	1,895,789	5,686	9,619,956	962	1,003,255	(2,698,841)	(1,688,938)

Conversion of Preferred D	3,078,540	5	(51,309)	(5)			(0)
Common share issued services	40,054,166	402			286,512		286,914
Adjustment to Rounding Shares	1						-
Adjustment to Discontinued Operations							-
Adjustment to APIC from 2016					(8,620)
Net Income (Loss)						(43,829)	(43,829)
Balance September 30, 2020	45,028,496	6,093	9,568,647	957	1,281,147	(2,742,670)	(1,445,853)

Conversion of Preferred D	4,410,000	74	(73,500)	(74)
Year End Adjustment to Remove Discontinued Operations						8,963	296
Common share issued services	700,000	7					7
Net Income (Loss)						(103,117)	(103,117)
Balance December 31, 2020	50,138,496	6,174	9,495,147	883	1,281,147	(2,836,824)	(1,548,667)

Conversion of Preferred D	3,306,240	55	(55,104)	(55)
Adjustment to Member Draw							46
Common share issued services	29,175,000	292					292
Net Income (Loss)						(52,465)	(52,465)
Balance March 31, 2021	82,619,736	6,520	9,440,043	828	1,281,147	(2,889,289)	(1,600,794)

5.	Financial Notes

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization & Description of Business

A.	Branded Legacy, Inc. specializes in the development and marketing of products for the fitness and wellness markets. The company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers.

B.	Elev8 Hemp LLC is a wholly owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee, hemp water, and hemp-based skin care products.

C.	Spikes CBDx, LLC is a wholly owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Spikes CBDx products consist of CBD Tinctures, CBD Massage Oil, CBD Salve and CBD CryoGel.

D.	In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. In 2016 the entity changed its name to Elev8 Brands, Inc. As of May 22, 2020 the Company changed its name to Branded Legacy, Inc.

E.	The Company’s fiscal year end is December 31.

NOTE 2 – Summary of Significant Accounting Policies

Method of Accounting

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is required.  If amounts become uncollectible, they will be charged to operations when that determination is made.

Earnings (Loss) per Share

Earnings (loss) per share of common stock are computed in accordance with FASB ASC 260 “Earnings per Share”.  Basic earnings (loss) per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings (loss) per share. Due to being antidilutive, 440,000,000 common shares have been excluded from earnings per share due to convertible notes.

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts payable, accrued liabilities, and notes payable approximate fair value given their short-term nature or effective interest rates.

Inventories

Inventories consist of hemp coffee, hemp tea, CBD lotion, CBD salve, CBD infused iced coffee and CBD infused iced tea. The shelf life of all inventories is one year. The company goes through all inventory on average every two months. With the cost associated with the products not changing the Company recognized all inventory and cost of goods sold at purchased cost.

Depreciation

Assets are depreciated over 5 years using straight-line depreciation. Assets consist of computer equipment. Depreciation started in 2018 when purchases were made.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies - continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company sales consist of natural hemp infused products, CBD infused products and private label coffees. Both hemp and CBD are purchased from outside vendors. The Company sells product to consumers, wholesalers as well as distributors. These purchases are done prior to orders so we have on hand.

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Longwood manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

NOTE 4 – Leasing

ASC842, was the new standard expected to have any impact on the Company’s FSs.

	Lease Expense	Cash Payment	Interest	Liability Amortization	Unamortized Liability	ROU Amortization
Year End	(A)	(B)	( C)=( D)*6%	( B)-( C)	( D)	( A)-( C)	ROU Balance
3/31/2019					$59,994.20		$59,994.20
12/31/2019	$21,427.00			$21,427.00	$38,567.20	$21,427.00	$38,567.20
						Negotiated New Rate
12/31/2019					$12,000		$12,000
6/30/2020	$5,250.00			$5,250.00	$6,750.00	$5,250.00	$6,750.00
12/31/2020	$2,250.00			$2,250.00	$4,500.00	$2,250.00	$4,500.00
6/30/2021	$4,500.00			$4,500.00	$-	$4,500.00
	$12,000.00	$-	$-	$12,000.00		$12,000.00

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – Ongoing Concern

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock on the OTCQB.

Our financial statements appearing elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. As at December 31, 2018, our cash and cash equivalents (immediately marketable securities) was $37,105. Unless we receive additional private financing or we receive a minimum of $500,000 from the proceeds of this Offering, we will not be able to grow operations. We may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the Company’s shareholders.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

During the three months ended September 30, 2020, we reported net revenues of $23,751, which is a decrease of $52,135 or 68,7%, compared to the three months ended September 30, 2019. We attribute this decrease to the discontinuation of unfavorable distributor agreements in an effort to sign larger, more favorable agreements. Distribution of our products pursuant to these agreements was impacted by unforeseen delays, as well as the COVID-19 pandemic in the beginning of 2020. The COVID-19 pandemic not only impacted these new distribution agreements, slowed the purchases from our existing distributors. We expect that revenue will increase in the second quarter of fiscal year 2021 as the distribution related to many of these new agreements will come to fruition. Despite the impact from COVID-19 on our revenues in early 2020, we still anticipate our revenues begin increasing in the first quarter of 2021.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Related Party Transactions

As of March 31, 2021, there are no related party transactions.

NOTE 7 – Discontinued Operations

Blessed Bean Coffee, LLC as of March 31, 2020 exercised the clause in the acquisition agreement to separate from Branded Legacy, Inc. and remain a private company. Blessed Bean Coffee will remain Elev8 Hemp’s manufacturer for its hemp and CBD coffees and teas. Both Branded Legacy and Blessed Bean Coffee wrote this acquisition to allow both Companies a working relations ship with a relationship with an option to exit. There was no payout from Blessed Bean Coffee for this transaction. All assets and liabilities remain with Blessed Bean Coffee.

Below is a table of the operating results of the Company’s discontinued operations Net income (loss) from discontinued operations to tie out FSs.

Revenue, Net	$59,013.85
Cost of Goods Sold	$2,130.00
Gross Profit	$56,883.85

Expenses
General and Administrative	$50,302.40
Sales and Marketing	4,207.99
Total Expenses	$54,510.39

Net Income (Loss)	$2,373.46

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Stock

Preferred Stock

Preferred A Stock shall have the right to one vote per each share of Series A Preferred Stock that they hold and convert on a one-to-one basis.

Preferred B Stock will convert on a ten to one basis and shall have the right to one vote per each share of Series B Preferred Stock that they hold.

Series D Preferred Stock subject to conversion shall be convertible into 60 shares of Common Stock

Series E Preferred Stock subject to conversion shall be convertible into 30 shares of Common Stock

Preferred stock consists of 10,000,000 shares authorized at $0.0001 par value.  On June 30, 2020 there were 2,200,000 Preferred A shares issued and outstanding, 1,306,681 Preferred D shares issued and outstanding, 3,800,000 Preferred E shares issued and outstanding, and 880,000 undesignated Preferred shares issued to Utopia Bay Inc. on September 29, 2006. These undesignated Preferred Shares are due to a legacy accounting error which the company is working to eliminate.

Common Stock

Common stock consists of 900,000,000 shares authorized at $0.00001 par value.  As of March 31, 2021 there were 83,721,816 shares issued and outstanding.

NOTE 9 – Commitments and Contingencies

The Company has no commitments and contingencies.

NOTE 10 – Acquisitions

In the first quarter of 2017 Elev8 Brands negotiated for the purchase of 02 Breathe, LLC for 500,000 restricted common shares. These shares were valued at par value of .00001.

In the third quarter of 2017 Elev8 Brands purchased Hemp Founders, LLC for their white label company for 1,500,000 restricted common shares. These shares were valued at par value of .00001.

Blessed Bean Coffee, LLC was issued 2,000,000 restricted common shares per the acquisition of L&P Cold Brew, LLC.

NOTE 11 – Settlement Agreements

James Gaspard was issued 3,500,000 restricted common shares of the Company per a settlement agreement.

David Harkham was issued 50,000,000 restricted common shares of Elev8 Brands, Inc. at a par value of .00001 to avoid litigations from the prior company before the name change.

Sean Foley was issued 10,000,000 restricted common shares of Elev8 Brands, Inc. at a par value of .00001 to avoid litigations from the prior company before the name change.

Sean Foley, per an agreement, retired his 10,000,000 restricted common shares in October of 2018.

NOTE 12 – Vendors

Bright Rain Collaborative was issued 793,651 shares at par value of .0001 for services on March 1,2019.

Bright Rain Collaborative was issued 413,223 common shares at par value of .0242 for marketing services performed.

NOTE 13 – Employees

On July 9, 2020 Jermain Strong was issued 15,000,000 common shares per an employment agreement.

On August 10, 2020 Jermain Strong was issued 20,000,000 common shares per an amendment employment agreement.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Shipping and Handling

We bill our customers for shipping and handling charges, which are included in net sales for the applicable period, and the corresponding shipping and handling expense is reported in cost of sales.

NOTE 15 – Promissory Notes Payable

As of June 30, 2020, the Company has $286,655 in Promissory Notes.

NOTE 16 – Investors:

On March 6, 2019, Kona Gold Solutions, Inc. converted 146,803,365 shares of Branded Legacy, Inc. common stock, par value $.00001, into 2,746,723 shares of Branded Legacy Inc. Series D preferred stock. On November 27, 2019, Kona Gold Solutions, Inc entered into an agreement with Branded Legacy, Inc., whereas Eleve8 Brands, Inc. would receive all 2,746,723 shares of Branded Legacy, Inc. Series D preferred stock for a non-convertible promissory note to Kona Gold Solutions, Inc. for $1,500,000 with payment due November 27, 2029.   As of December 31, 2019, and 2018, this investment is disclosed on the accompanying balance sheets.

NOTE 17 – Private Placement Memorandum

The Company has utilized investment opportunities through a PPM which results in issuing investment shares of Series Preferred D share. In order to establish a par rate an average of the ten-day prior closing price is utilized. At this point a 35% discount is applied.

NOTE 18 – Income Taxes

The company has experienced a net loss and has a net operating loss carryforward of $(2,068,875) in 2019. All related deferred tax assets have been fully reserved for future profitability and taxable income are required to realize such a asset.

NOTE 19 – Subsequent Events

None.

NOTE 20 - Business Information

A.	Branded Legacy, Inc. specializes in the development and marketing of products for the fitness and wellness markets. The company is founded on the basis of creating high-quality, sustainable, products for health-conscious consumers.

B.	Elev8 Hemp LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of hemp-based food, beverage, and health care products including hemp coffee, hemp water, and hemp-based skin care products.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

C.	Spikes CBDx, LLC is a wholly-owned subsidiary of Branded Legacy, Inc. which focuses on the development and marketing of the highest quality CBD Products. Currently Zoe CBD products consist of CBD Tinctures, CBD Massage Oil and CBD Salve.

D.	In 1981 Blue Ridge, Inc., a publicly traded company, was incorporated in the State of Utah. Blue Ridge, Inc. bred champion horses. In 1984, Vencor Corporation was incorporated as a private company to produce and market DiDeeSnug Diaper, an environmentally responsible cloth diaper that was both washable and reusable. In 2016 the entity changed its name to Branded Legacy, Inc.

E.	The Company’s primary SIC code is 2080

F.	The Company’s fiscal year end is December 31.

NOTE 21 Facilities

The Company’s corporate office is located at 250 National Pl #162, Longwood, FL 32750.

NOTE 22

A.	Officers, Directors, and Control Persons

Brandon Spikes, Chairman

Brandon Spikes was born and raised in Shelby, NC where he played high school football for the Crest Chargers. Mr. Spikes accepted an athletic scholarship to attend the University of Florida where he became an All-American twice and was a member of two BCS National Championship teams. In 2010 he was drafted by the New England Patriots in the second round. In November of 2019 Mr. Spikes was inducted into the UF Athletics Hall of Fame. Brandon currently holds the role of Director of Post Career Affairs at DEC Management where he utilizes his talents skills and abilities off the field to help guide retiring professional athletes.

Jermain Strong, CEO

Jermain Strong is the Chief Executive Officer at Branded Legacy, Inc., a publicly traded company bringing premium hemp products to the market while promoting a health-conscious lifestyle. Jermain brings to the table years of operational and leadership experience in the athletic arena as well as the manufacturing industry.

Matthew Nichols, VP

Matthew has a background in sales as well as management. In his 8+ years of experience, Matt has demonstrated his ability to handle sales and marketing strategies, consolidation of sales divisions to increase profitability, budgeting, handling distributions and managing relationships as well as developing opportunities to profit across new industries. His most recent employment was for a lumber distributions company.

B.	Executive Compensation

Name and Principle Position	Year	Salary	Bonus	Stock Awards	Total

Jermain Strong	2020	$20,000		35,000,000	$20,000
	2021	$45,000		Restricted Common Shares

Matthew Nichols	2020	$45,000			$45,000
	2021	$45,000			$45,000

C.	None of these persons have, in the last five years, been subject to any legal or disciplinary action by any legal authority, including the SEC.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

D.	Beneficial Shareholders

Persons owning more than five percent (5%) of the issuer’s securities as of the date issued:

-	Jermain Strong owns Thirty-Five Million Restricted Common Shares of Branded Legacy, Inc.
-	Phillip Friedman owns Five Million Three Thousand Three Hundred and Thirty-Four Shares of Restricted Common Shares of Branded Legacy, Inc.

NOTE 23 Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Quarterly Report on Form 10-K. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Based on our evaluation, our Principal Executive Officer and Principal Financial Officer, after considering the existence of material weaknesses identified, determined that our internal control over financial reporting disclosure controls and procedures were not effective as of June 30, 2020.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended.  Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Branded Legacy, Inc.

NOTES TO FINANCIAL STATEMENTS

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management, including our Principal Executive Officer and Principal Financial Officer, assessed the effectiveness of our internal control over financial reporting as of June 30, 2020. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control over Financial Reporting - Guidance for Smaller Public Companies.

We identified the following deficiencies which together constitute a material weakness in our assessment of the effectiveness of internal control over financial reporting as of December 31, 2018:

●	The Company has inadequate segregation of duties within its cash disbursement control design.
●	During the quarter ending March 31, 2021, the Company internally performed all aspects of its financial reporting process, including, but not limited to the underlying accounting records and the recording of journal entries and for the preparation of financial statements. This process was deficient, because these duties were performed often times by the same people, and therefore a lack of review was created over the financial reporting process that might result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the SEC. These control deficiencies could result in a material misstatement to our interim or annual financial statements that would not be prevented or detected.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events.  Because of these and other inherent limitations of control system, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

We regularly review our system of internal control over financial reporting to ensure we maintain an effective internal control environment. There were no changes in our internal controls over financial reporting during the quarter ended June 30, 2020 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting that occurred during the quarter ending March 31, 2021 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$218.20
Legal Fees	$23,000
Accounting Fees*	$25,000
Printing and Engraving*	$-0
Blue Sky Qualification Fees and Expenses*	$0
Transfer Agent Fee*	$2,000.00
Miscellaneous*	$0
TOTAL	$50,218.20

* Estimated costs

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Utah corporation and the provisions of the Utah Revised Business Corporation Act will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant’s By-laws, to the fullest extent permissible by the Utah Revised Business Corporation Act or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Utah Revised Business Corporation Act, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant’s consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Utah Revised Business Corporation Act and also the Registrant’s Articles of Incorporation and By-laws, filed herewith as exhibits.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since December 31, 2016. The chart provides detail on the sales price of the common stock of the Company, person purchasing the security, the date and amount of the security. Al shares were issued pursuant to Section 4(a)(2).

First Quarter – 2019

On January 24, 2019 the Company issued 3,541,228 common shares to acquire Blessed Bean, LLC, Robie Leavitt.

Bright Rain Collaborative, Robert Sitter, was issued 793,651 common shares on March 1, 2019 for services rendered.

An accredited investor Brandon Spikes was issued 1,500,000 Preferred Series B shares per an exchange agreement on March 11, 2019.

An accredited investor Matthew Nicoletti was issued 5,000,000 Preferred Series B shares per a PPM on March 11, 2019.

On March 15, 2019 an accredited investor, Matthew Nicoletti was issued 44,000,000 shares per an investment in the Company.

Second Quarter – 2019

An accredited investor Matthew Nicoletti was issued 5,556 Preferred Series D shares on April 10, 2019.

An accredited investor Matthew Nicoletti was issued 30,030 Preferred Series D shares on April 10, 2019.

An accredited investor Matthew Nicoletti was issued 15,723 Preferred Series D shares on April 10, 2019.

An accredited investor Jeffrey Bloss was issued 18,368 Preferred Series D shares on April 10, 2019.

An accredited investor Andy Holloway was issued 18,368 Preferred Series D shares on April 10, 2019.

An accredited investor Mark Thomas was issued 18,368 Preferred Series D shares on April 10, 2019.

An accredited investor Bill Wrisinger was issued 18,368 Preferred Series D shares on April 10, 2019.

An accredited investor Matthew Nicoletti was issued 6,000,000 shares of common stock on April 17, 2019.

A consultant was issued Eric Largent 1,000,000 restricted common shares on June 11, 2019 for services rendered.

A consultant was issued Phil Friedman 1,000,000 restricted common shares on June 11, 2019 for services rendered.

An accredited investor Matthew Nicoletti was issued 30,000,000 shares of common stock on June 18, 2019 on converting 500,000 shares of Preferred Series D.

Third Quarter – 2019

On August 29, 2019 Bright Rain Collaborative, Robert Sitter, was issued 413,223 common shares for marketing services.

An accredited investor Mark Thomas was issued 15,950 Preferred Series D shares on August 29, 2019.

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An accredited investor Brandon Spikes was issued 20,400,000 shares of common stock from the conversion of 340,000 Preferred Series D shares on September 4, 2019.

An accredited investor Brandon Spikes was issued 15,000,000 shares of common stock from the conversion of 1,500,000 Preferred Series B shares on September 17, 2019.

Fourth Quarter – 2019

On December 13th, 2019 GHS Investments, LLC, Mark Grober, was issued 913,839 Shares of Common Shares as commitment shares to do business together.

First Quarter – 2020

On March 25, 2020 Martin Del Monte was issued 250,000 preferred series D shares per a PPM.

Issuer Purchases of Equity Securities

Second Quarter – 2020

There are no shares issued during this time.

Third Quarter – 2020

On July 9, 2020 Jermain Strong was issued 15,000,000 common shares per an employment agreement.

On July 9, 2020 Phillip Friedman was issued 5,000,000 common shares per an board agreement.

On July 28, 2020 Matthew Nicoletti was issued 3,078,540 common shares per conversion of preferred shares.

On August 10, 2020 Jermain Strong was issued 20,000,000 common shares per an amendment employment agreement.

On August 24, 2020 Mark Parson was issued 87,500 common shares per an advisory board agreement.

On August 24, 2020 Ryan Medico cancelled 33,334 common shares per an agreement with Company.

Fourth Quarter – 2020

On October 14, 2020 Marcus Cromartie was issued 87,500 common shares per an advisory board agreement with the Company.

On October 14, 2020 Brandon James was issued 87,500 common shares per an advisory board agreement with the Company.

On October 14, 2020 David M Weaver Jr was issued 87,500 common shares per an advisory board agreement with the Company.

On October 14, 2020 Willie Perry was issued 87,500 common shares per an advisory board agreement with the Company.

On October 14, 2020 Marquise Williams was issued 87,500 common shares per an advisory board agreement with the Company.

On October 14, 2020 James Alsop was issued 87,500 common shares per an advisory board agreement with the Company.

On October 30, 2020 Ryan Medico was issued 4,410,000 common shares per a conversion of preferred shares.

On November 23, 2020 Travis Carter was issued 87,500 common shares per an advisory board agreement with the Company.

On November 23, 2020 Ryan Hudson was issued 87,500 common shares per an advisory board agreement with the Company.

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ITEM 16. EXHIBITS

3.1	Articles of Incorporation of Branded Legacy, Inc., as amended

3.2	Certificate of Amendment

3.3	Certificates of Designation

3.4	Amended and Restated Bylaws

5.1	Opinion of McMurdo Law Group, LLC, legal counsel.

10.1	Lease agreement for 250 National Pl. 162, Longwood, FL 32750

10.2	Promissory note.

21.1	List of Subsidiaries

23.1	Consent of B F Borgers, CPA, PC

23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)

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ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

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iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Longwood, Florida, June 23, 2021.

BRANDED LEGACY, INC.

By:	/s/ Jermain Strong
Jermain Strong
CEO and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Jermain Strong	Dated: June 23, 2021
Jermain Strong President, CEO, Secretary and Chairman (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Phillip Friedman	Dated: June 23, 2021
Phillip Friedman Director

/s/ Curtis Young	Dated: June 23, 2021
Curtis Young Director

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